Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(592,370)
Unrealized Gain (Loss) on Market Value of Futures	10,600,690
Dividend Income	6,479
Interest Income	53
ETF Transaction Fees	1,000
Total Income (Loss)	$10,015,852

Expenses
Investment Advisory Fee	$72,794
Audit fees	3,150
NYMEX License Fee	2,945
Brokerage Commissions	1,313
Non-interested Directors' Fees and Expenses	828
SEC & FINRA Registration Expense	600
Total Expenses	$81,630
Net Gain (Loss)	$9,934,222

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/10	$144,224,855
Withdrawals (100,000 Units)	(3,672,089)
Net Gain (Loss)	9,934,222

Net Asset Value End of Period	$150,486,988
Net Asset Value Per Unit (3,900,000 Units)	$38.59

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502